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                                                                    EXHIBIT 12.0

                             COOPER INDUSTRIES, INC.
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             (Dollars in Thousands)
                                   (Unaudited)



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
                                                                              Year Ended December 31,
                                               -------------------------------------------------------------------------------
                                                    1998            1997           1996                1995             1994
                                                  ---------      ----------     -----------        -----------       ---------
Interest Expense                                  $ 101,900      $   90,400     $   142,100        $   151,000       $  73,300

Estimated Interest Portion of
Rent Expense (One-Third)                             12,352          10,864          10,035             10,064          10,321
                                                  ---------      ----------     -----------        -----------       ---------
Fixed Charges                                     $ 114,252      $  101,264     $   152,135        $   161,064       $  83,621
                                                  =========      ==========     ===========        ===========       =========
Income From Continuing
   Operations Before Income Taxes                 $ 523,600      $  483,200     $   470,700        $   297,300       $ 314,600

Add:      Fixed Charges                             114,252         101,264         152,135            161,064          83,621

          Dividends From Less Than
          50% Owned Companies                             -               -             287                968             549

Less:     Equity in (Earnings) Losses of Less
          Than 50% Owned Companies
                                                        595            (320)         (1,609)              (996)         (1,776)
                                                  ---------      ----------     -----------        -----------       ---------
Earnings Before Fixed Charges                     $ 638,447      $  584,144     $   621,513        $   458,336       $ 396,994
                                                  =========      ==========     ===========        ===========       =========
Ratio of Earnings to Fixed Charges                      5.6x            5.8x            4.1x               2.8x            4.7x
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